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                                                                     Exhibit 21


                       SUBSIDIARIES OF THE REGISTRANT
                            (as of March 1, 2001)


Allegiant Bank                                                         Missouri
         Allegiant Investment Company                                  Delaware
                  Allegiant Real Estate Investment Trust               Delaware
         Equality Mortgage Company                                     Missouri

Allegiant Insurance Services Co.                                       Missouri

Kratky Road, Inc.                                                      Missouri

Allegiant Capital Trust I                                              Delaware